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                                                                     EXHIBIT 4.4
                                                                     -----------



                              DECLARATION OF TRUST


         THIS DECLARATION OF TRUST, dated as of March 21, 2000, between SKY FINANCIAL GROUP, INC., an Ohio corporation (the "Sponsor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, W. Granger Souder, Jr., Kevin T. Thompson and Michael R. Moore, each an individual, as trustees (together with such other trustees as the Sponsor may, from time to time, appoint hereunder, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Sky Financial Capital Trust I," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 ET SEQ. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing capital securities ("Capital Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in Junior Subordinated Deferrable Interest Debentures of the Sponsor (the "Debentures");
(ii) issuing and selling common securities ("Common Securities" and, together with the Capital Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional Debentures and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

         3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate.

         4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to assist in the preparation of an offering memorandum (the "Offering Memorandum") in preliminary and final form prepared by the Sponsor, in relation to the offering and sale of the Capital Securities; (ii) to execute on behalf of the Trust and file with the National Association of Securities Dealers Automated Quotation System (the "Nasdaq National Market"), the New York Stock Exchange or other such national securities exchange a listing application and all other applications, statements, certificates, agreements, and other instruments as shall be


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necessary or desirable to cause the Capital Securities to be listed on the
Nasdaq National Market, the New York Stock Exchange or other such national securities exchange; (iii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate the terms of, and execute on behalf of the Trust, a purchase agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the offer and sale of the Capital Securities, satisfactory to each such party.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; PROVIDED, HOWEVER, that the number of Trustees shall in no event be less than one (1); and PROVIDED, FURTHER, HOWEVER, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty (30) days' prior notice to Sponsor.

         7. The recitals contained in this Declaration of Trust shall be taken as statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

         8. (a) The Trustees (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust Securities (the Trust, the Sponsor and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or bad faith with respect to such acts or omissions.

            (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust be any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses,



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or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

         9. The Sponsor agrees, to the fullest extent permitted by applicable law,

            (a) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration of Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence or willful misconduct with respect to such acts or omissions; and

            (b) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

         10. The provisions of Section 9 shall survive the termination of this Declaration of Trust or the earlier resignation or removal of the Fiduciary Indemnified Persons.

         11. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.

         12. This Declaration of Trust and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.


                            [SIGNATURE PAGE FOLLOWS]




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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.


                                       SKY FINANCIAL GROUP, INC.,
                                       as Sponsor



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       WILMINGTON TRUST COMPANY, as Trustee



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       -----------------------------------------
                                       W. Granger Souder, Jr., as Trustee



                                       -----------------------------------------
                                       Kevin T. Thompson, as Trustee



                                       -----------------------------------------
                                       Michael R. Moore, as Trustee




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